Global Signal Inc. Announces Third Quarter 2006 Results

Sarasota, Florida, November 6, 2006 – Global Signal Inc. (NYSE: GSL) today reported results for the quarter ended September 30, 2006.

Third Quarter Highlights

-	Revenues increased 4.3% from second quarter 2006 and 10.0% from third quarter 2005
-	Gross margin increased 14.8% from third quarter 2005
-	Adjusted FFO increased 34.4% from third quarter 2005
-	Executed leases representing $8.6 million of new annual revenue
-	Acquired $25.3 million of land under 156 of our towers, eliminating approximately $2.1 million of annual rent expense

Revenues for the third quarter 2006 were $127.8 million; gross margin was $72.3 million; and net loss was $11.3 million.

Third quarter 2006 revenues increased $11.6 million or 10.0% over the third quarter of 2005. Our gross margin increased to $72.3 million from $63.0 million a year ago. Gross margin as a percentage of revenue increased to 56.6% for the quarter ended September 30, 2006, from 54.2% in the third quarter a year ago.

Our net loss for the quarter ended September 30, 2006, reduced to $11.3 million, or $0.16 per weighted average diluted common share, from $15.4 million a year ago, or $0.23 per weighted average diluted common share.

For the quarter ended September 30, 2006, Adjusted EBITDA (as defined below in Non-GAAP Financial Measures – Adjusted EBITDA) increased to $62.8 million, or $0.89 per diluted common share, which represents a per share increase of 14.1% from our Adjusted EBITDA per diluted common share of $0.78 in the third quarter of 2005.

Adjusted FFO (as defined below in Non-GAAP Financial Measures – Adjusted Funds From Operations) for the quarter ended September 30, 2006, increased to $36.3 million, or $0.51 per diluted common share, which represents a per share increase of 34.2% from our Adjusted FFO per diluted common share of $0.38 in the third quarter of 2005.

Jerry Elliott, Global Signal’s CEO, commented, “We are very pleased with our third quarter results. Our revenue growth is accelerating and demand for space on our towers from our wireless customers continues to be strong. The continued improvement in our revenue growth and our focus on customer service and operations will combine to drive significant growth in cash flow”.

1 of 13

Investment Activity

Pricing on towers continues to be competitive and the Company will remain disciplined on making new investments that are accretive at the time of purchase and less dependent on future growth prospects. During the third quarter of 2006, we invested $28.4 million to acquire 4 wireless communication sites and to acquire the real estate under 156 of our towers that we previously leased.

Crown Castle Merger

On October 5, 2006, we entered into an agreement and plan of merger with Crown Castle International Corp. (“Crown Castle”) and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle (“Merger Sub”) pursuant to which the Company will merge with and into Merger Sub (the “Merger”). Subject to the terms and conditions of the merger agreement, upon consummation of the Merger, our common stockholders will be entitled to convert each share of Global Signal stock into 1.61 Crown Castle shares or, alternatively, can elect to receive cash in the amount of $55.95 per Global Signal share. The total amount of cash consideration is subject to a cap of $550 million.

In connection with the transaction, Global Signal’s three largest shareholders, Fortress Investment Group, Greenhill Capital Partners, L.P. and Abrams Capital, LLC, have entered into support agreements in which they have agreed to vote shares representing approximately 40% of Global Signal’s outstanding shares in favor of the Crown Castle transaction.

The merger agreement is subject to certain conditions and approvals, including shareholder and regulatory approvals. Subject to meeting the conditions and approvals, the Merger is expected to close in the first quarter of 2007.

During the quarter ended September 30, 2006, we recognized $2.6 million of costs related to the Merger.

Conference Call

Management will conduct a conference call today to review the financial results. The conference call is scheduled for 3:00 p.m. Eastern time. The conference call can be accessed by dialing (800) 289-0726 (from within the U.S.) or (913) 981-5545 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Global Signal Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the web cast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. Eastern time on Monday, November 13, 2006 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code “5420492”.

About Global Signal

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. For more information on Global Signal or to be added to our e-mail distribution list, please visit www.gsignal.com.

2 of 13

Safe Harbor

Certain items in this Press Release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks and uncertainties, including, but not necessarily limited to, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, close the Merger with Crown Castle, anticipate, manage and address industry trends and their effect on our business, the rate and timing of the deployment of new wireless communications systems and equipment by our customers, whether we successfully address future technological changes in the wireless industry, the rate at which our customers enter into new leases, the rate at which our customers terminate, or elect not to renew tenant leases, pay or grow dividends, generate growth organically or through acquisitions, secure financing, and increase revenues, Adjusted EBITDA and/or Adjusted Funds From Operations, and how the proceeds of future financings will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the uncertainty that the Merger with Crown Castle will close, the possible disruptions to our business because of the pending Merger with Crown Castle, and if the Merger is not consummated, the substantial costs which have been and will be incurred in connection with the Merger, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and communications industries in the regions where our sites are located, consolidation in the wireless industry, termination or non-renewal of tenant leases, changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, integration of new software systems, replacement of existing software systems, our ability to compete, competing technologies, equipment and software developments relating to wireless telephony, our ability to modify our towers, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other tenants equipment on our towers, our ability to qualify as a REIT, REIT distribution requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements detailed from time to time in this Press Release and in Global Signal’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ending December 31, 2005, filed on March 16, 2006, and our most recent Registration Statement on Form S-3, filed on April 7, 2006. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our

3 of 13

management’s views as of the date of this Press Release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ significantly from those contained in any forward-looking statement. Such forward-looking statements speak only as of the date of this Press Release and Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

ADDITIONAL INFORMATION ABOUT THE CROWN CASTLE MERGER AND WHERE

TO FIND IT

In connection with the Merger, Crown Castle and Global Signal plan to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF CROWN CASTLE AND GLOBAL SIGNAL ARE URGED TO READ THIS REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CROWN CASTLE, GLOBAL SIGNAL, THE MERGER AND RELATED MATTERS. The final Joint Proxy Statement/Prospectus will be mailed to stockholders of Crown Castle and Global Signal. Investors and securityholders of Crown Castle and Global Signal will be able to obtain copies of the Registration Statement and the Joint Proxy Statement/Prospectus, when they become available, as well as other filings with the SEC that will incorporated by reference into such documents, containing information about Crown Castle and Global Signal, without charge, at the SEC’s website http://www.sec.gov. These documents may also be obtained for free from Crown Castle by directing a request to Crown Castle International Corp., Investor Relations, 510 Bering Drive, Suite 600, Houston, TX 77057 or for free from Global Signal by directing a request to Global Signal Inc. at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232-6427, Attention: Secretary.

Crown Castle, Global Signal and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Crown Castle and Global Signal stockholders in respect of the Merger. Information regarding Crown Castle’s participants is available in Crown Castle’s Annual Report on Form 10-K for the year ended December 31, 2005, and the proxy statement, dated April 11, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Information regarding Global Signal’s participants is available in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005 and the proxy statement, dated April 12, 2006, for its 2006 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Joint Proxy Statement/Prospectus to be filed with the SEC.

Contact:

Steven G. Osgood

Chief Financial Officer

941-308-3599

4 of 13

GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2006	2005

Revenues	$127,761	$116,131
Direct site operating expenses (excluding depreciation,
amortization and accretion)	55,461	53,166
Gross margin	72,300	62,965
Other expenses:
Selling, general and administrative (including $760 and $270 of non-cash
stock-based compensation expense, respectively)	12,661	10,520
Merger costs	2,553	-
Sprint sites integration costs	-	2,222
State franchise, excise and minimum taxes	302	159
Depreciation, amortization and accretion	44,519	41,855
	60,035	54,756
Operating income	12,265	8,209
Interest expense, net	22,669	24,608
Gain on derivative instruments	-	(2,024)
Other expense (income)	72	(29)
Income (loss) from continuing operations before
income tax benefit (expense)	(10,476)	(14,346)
Income tax benefit (expense)	14	55
Income (loss) from continuing operations	(10,462)	(14,291)
Income (loss) from discontinued operations	(59)	(702)
Income (loss) before gain (loss) on sale of properties	(10,521)	(14,993)
Loss on sale of properties	(780)	(448)
Net income (loss)	(11,301)	$(15,441)

Basic income (loss) per common share:
Income (loss) from continuing operations	(0.15)	$(0.21)
Income (loss) from discontinued operations	-	(0.01)
Loss on sale of properties	(0.01)	(0.01)
Net income (loss)	$(0.16)	$(0.23)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.15)	$(0.21)
Income (loss) from discontinued operations	-	(0.01)
Loss on sale of properties	(0.01)	(0.01)
Net income (loss)	$(0.16)	$(0.23)

Dividends declared per common share	$0.525	$0.500

Weighted average number of common shares outstanding:
Basic	69,863	68,428
Diluted	69,863	68,428

5 of 13

GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2006	2005

Revenues	$$371,223	$247,718

Direct site operating expenses (excluding depreciation, amortization and accretion)	165,688	99,352
Gross margin	205,535	148,366
Other expenses:
Selling, general and administrative (including $5,617 and $1,560 of non-cash stock-based compensation expense, respectively)	40,587	26,674
Merger costs	2,553	-
Sprint sites integration costs	446	5,385
State franchise, excise and minimum taxes	1,090	490
Depreciation, amortization and accretion	131,439	87,659
	176,115	120,208
Operating income	29,420	28,158
Interest expense, net	69,731	50,347
Gain on derivative instruments	(176)	(2,024)
Loss on early extinguishment of debt	21,102	461
Other expense (income)	115	(111)

Income (loss) from continuing operations before income tax benefit (expense)	(61,352)	(20,515)
Income tax benefit (expense)	(26)	564
Income (loss) from continuing operations	(61,378)	(19,951)
Income (loss) from discontinued operations	(576)	(432)
Income (loss) before gain (loss) on sale of properties	(61,954)	(20,383)
Loss on sale of properties	(1,403)	(586)
Net income (loss)	$(63,357)	$(20,969)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.88)	$(0.33)
Income (loss) from discontinued operations	(0.01)	(0.01)
Loss on sale of properties	(0.02)	(0.01)
Net income (loss)	$(0.91)	$(0.35)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.88)	$(0.33)
Income (loss) from discontinued operations	(0.01)	(0.01)
Loss on sale of properties	(0.02)	(0.01)
Net income (loss)	$(0.91)	$(0.35)

Dividends declared per common share	$1.575	$1.350

Weighted average number of common shares outstanding:
Basic	69,685	60,132
Diluted	69,685	60,132

6 of 13

GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2006	December 31, 2005
Assets	(unaudited)
Current assets
Cash and cash equivalents	$123,598	$47,793
Accounts receivable, net	7,661	2,360
Other current assets	39,960	59,539
Total current assets	171,219	109,692

Long-term assets
Cash and cash equivalents-restricted	31,070	20,232
Fixed assets, intangibles and other assets	2,124,717	2,158,888
Total long-term assets	2,155,787	2,179,120
Total assets	$2,327,006	$2,288,812

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities	$120,191	$98,176
Current portion of long-term debt	413	538
Long-term debt, net of current portion	1,843,936	1,693,058
Other long-term liabilities	65,783	43,851
Total liabilities	2,030,323	1,835,623
Stockholders’ equity	296,683	453,189
Total liabilities and stockholders’ equity	$2,327,006	$2,288,812

7 of 13

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, income tax expense (benefit), depreciation, amortization and accretion, gain or loss on early extinguishment of debt, non-cash stock-based compensation expense, Sprint integration costs, straight-line portion of revenues and expense, gain or loss on sale of properties, gain or loss on derivative instruments, and merger costs. Adjusted EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or “GAAP.”

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•	to grow Adjusted EBITDA is one of the key elements of our business strategy;
•

it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

•

it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

•

we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Our management uses Adjusted EBITDA:

•	in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;
•	for planning purposes, including the preparation of our annual operating budget;
•	as a valuation measure in strategic analyses in connection with the purchase and sale of assets;
•

as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

8 of 13

We believe that the adjustments that are made to derive Adjusted EBITDA are appropriate for the following reasons:

•

Gain (loss) on early extinguishment of debt – This account is not related to operations so it is added back to derive Adjusted EBITDA. The amounts that flow through this account, such as unamortized costs of obtaining debt, unamortized other comprehensive income related to hedges on the debt and penalties on early termination of the debt, are closely related to interest expense which is an add back to derive EBITDA.

•

Non-cash stock-based compensation expense – Prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R) Share Based Payments on January 1, 2006, there was a divergence in practice of accounting for stock options. We add back this account to have Adjusted EBITDA be more comparable to other companies and more comparable internally year over year.

•

Sprint integration costs – These costs are related to a one-year project to integrate the Sprint Towers which were acquired in May 2005 into our business. Given the short-term non-recurring nature of these costs we believe that adding these back into Adjusted EBITDA gives a clearer picture of the run rate of our operating results.

•

Straight line revenues and expense – While straight line revenues and expense are recurring items that will not become immaterial in the near future, we believe the impact of scheduled increases in revenues and expenses on operating performance, based on the amount of annual increases and the duration of the contracts differentiates us from our peers. In order to make us more comparable to our peers we adjust for straight line revenues and expenses in computing Adjusted EBITDA.

•

Gain (loss) on sale of properties – This line item represents the gain (loss) on real estate sales such as our sales of our communication sites. It is not indicative of the future performance of our ongoing business and therefore it is added back to compute Adjusted EBITDA.

•

Gain (loss) on derivative instruments – This account is used to recognize gains or losses on hedges that are not effective under the criteria of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This gain (loss) is not related to our operations so it is excluded from Adjusted EBITDA.

•

Merger costs - These costs relate to the pending Merger with Crown Castle. Given the short-term non-recurring nature of these costs we believe that adding these back into Adjusted EBITDA gives a clearer picture of the run rate of our operating results.

9 of 13

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation, amortization, accretion, and interest expense, that directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

The table below shows Adjusted EBITDA for the three months ended September 30, 2006 and 2005:

	Three Months Ended September 30,
	2006	2005
	(inthousands)
Net income (loss)	$(11,301)	$(15,441)

Depreciation, amortization and accretion	44,527	41,938
Interest, net	22,669	24,608
Income tax expense (benefit)	(14)	(55)
EBITDA	55,881	51,050
Sprint sites integration costs	-	2,222
Straight-line portion of revenues	(4,081)	(5,492)
Straight-line portion of expense	6,917	8,310
Loss on early extinguishment of debt	-	-
Non-cash stock-based compensation expense	760	270
(Gain) loss on sale of properties	774	716
(Gain) loss on derivative instruments	-	(2,024)
Merger costs	2,553	-

Adjusted EBITDA (1)	$62,804	$55,052

Adjusted EBITDA per diluted share	$0.89	$0.78

(1)	Diluted shares used in the calculation of Adjusted EBITDA per share are 70,673 for the quarter ended September 30, 2006 and 70,579 for the quarter ended September 30, 2005, respectively.

10 of 13

Adjusted Funds from Operations

Funds from operations (“FFO”) is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for REITs that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. We generally consider FFO to be a useful measure for reviewing our comparative operating and financial performance (although FFO should be reviewed in conjunction with net income) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

FFO presented herein is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. However, our FFO is comparable to the FFO of REITs that use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of our operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding Sprint integration costs, straight-line portion of revenues and expenses, gain or loss on early extinguishment of debt, non-cash stock-based compensation, gain or loss on derivative instruments and merger costs.

We believe that the adjustments that are made to derive AFFO are appropriate for the following reasons:

•	Gain (loss) on early extinguishment of debt – This account is not related to operations so it is added back to derive AFFO.
•

Non-cash stock-based compensation expense – Prior to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R) Share Based Payments on January 1, 2006, there was a divergence in practice of accounting for stock options. We add back this account to have AFFO be more comparable to other companies and more comparable internally year over year.

•

Sprint integration costs – These costs are related to a one-year project to integrate the Sprint Towers which were acquired in May 2005 into our business. Given the short-term non-recurring nature of these costs we believe that adding these back into AFFO gives a clearer picture of the run rate of our operating results.

11 of 13

•

Gain (loss) on derivative instruments – This account is used to recognize gains or losses on hedges that are not effective under the criteria of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This gain (loss) is not related to our operations so it is excluded from AFFO.

•

Merger costs - These costs relate to the pending Merger with Crown Castle. Given the short-term non-recurring nature of these costs we believe that adding these back into AFFO gives a clearer picture of the run rate of our operating results.

Adjusted Funds From Operations, or AFFO, does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies.

Our management uses AFFO:

•	in management reports given to our board of directors;
•	to provide a measure of REIT operating performance that can be compared to other companies using AFFO; and
•	as an important measure of operating performance.

Adjusted Funds From Operations is calculated as follows for the three months ended September 30, 2006 and 2005:

	Three Months Ended September 30,
	2006	2005
	(inthousands)
Net income (loss)	$(11,301)	$(15,441)

Real estate depreciation, amortization
and accretion	43,555	41,287
(Gain) loss on sale of properties	774	716
FFO	33,028	26,562
Sprint sites integration costs	-	2,222
Loss on early extinguishment of debt	-	-
Non-cash stock based compensation expense	760	270
(Gain) loss on derivative instruments	-	(2,024)
Merger costs	2,553	-

Adjusted Funds From Operations (1)	$36,341	$27,030

Adjusted Funds From Operations per diluted share	$0.51	$0.38

(1) Diluted shares used in the calculation of Adjusted FFO per share are 70,673 for the quarter ended September 30, 2006, and 70,579 for the quarter ended September 30, 2005, respectively.

12 of 13

Supplemental Unaudited Financial Information

For the three months ended September 30, 2006 and 2005, our revenue mix for the primary technology categories was as follows:

	Percent of Revenues for the Three Months Ended
	September 30, 2006	September 30, 2005
Technology Type
Telephony	80.5%	78.1%
Mobileradio	8.8	10.1
Paging	5.3	6.5
Broadcast	3.3	3.2
Wireless data and other	2.1	2.1
Total	100.0%	100.0%

13 of 13